Registration Statement No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------


                         FREDERICK COUNTY BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)



               Maryland                                  20-0049496
    (State or Other Jurisdiction of              (IRS Employer I.D. Number)
    Incorporation or Organization)

                30 West Patrick Street, Frederick, Maryland 21701
               (Address of Principal Executive Offices) (Zip Code)

              FREDERICK COUNTY BANCORP, INC. 2001 STOCK OPTION PLAN
                              (Full Title of Plan)

                             William R. Talley, Jr.
                         Frederick County Bancorp, Inc.
                              7 North Market Street
                            Frederick, Maryland 21701
                                  301.620.1400
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                   Suite P-15
                               4701 Sangamore Road
                            Bethesda, Maryland 20816

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

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     Title of                         Proposed Maximum       Proposed Maximum
 Securities to be    Amount to be       Offering per        Aggregate Offering        Amount of
    Registered        Registered           Share(1)             Price(1)           Registration Fee
---------------------------------------------------------------------------------------------------
  Common Stock,
  $.01 par value       58,476(3)          $39.875             $2,331,730.50            $295.43
---------------------------------------------------------------------------------------------------

         (1) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based, with respect to unissued options, on the average of the bid and ask prices for the common stock on April 26, 2004.

         (2) Previously, on registration statement no. 333-111761, 71,524 shares of common stock of the registrant were registered for issuance pursuant to the exercise of options issued under the 2001 Stock Option Plan. This registration statement registers an additional 58,476 shares for issuance pursuant to options granted under the plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

         (1) The Annual Report on Form 10-KSB for the year ended December 31, 2003 of Frederick County Bancorp, Inc.;
         (2) The Current Reports on Form 8-K filed on February 10, 2004 and April 13, 2004 of Frederick County Bancorp; and
         (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Frederick County Bancorp, Inc. since the end of the year covered in its Annual Report referred to in (1) above.

         All documents filed by Frederick County Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of Frederick County Bancorp, Inc. provide that to the fullest extent permitted and in the manner prescribed by the Maryland General Corporation Law ("MGCL") and any other applicable law, Frederick County Bancorp shall indemnify a director or officer of Frederick County Bancorp who is or was a party to any proceeding (whether civil, criminal, administrative or investigative, threatened, pending or completed, a "proceeding") by reason of the fact that he is or was such a director or officer or is or was serving at the request of Frederick County Bancorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer. Under the MGCL, Frederick County Bancorp generally has the power to indemnify its present and former directors, officers, agents and employees, or persons serving as such in another entity at Frederick County Bancorp's request, against expenses (including attorneys' fees) and liabilities incurred by them in any action, suit, or proceeding to which they are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Frederick County Bancorp, or in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In respect of suits by or in the right of Frederick County Bancorp, the indemnification is generally limited to expenses (including attorneys' fees) and is not available in respect of any claim where such person is adjudged liable to Frederick County Bancorp, unless the court determines that indemnification is appropriate. To the extent such person is successful in the defense of any suit, action or proceeding, indemnification against expenses (including attorneys' fees) is mandatory. Frederick County Bancorp has the power to purchase and maintain insurance for such persons and indemnification. The indemnification provided by the MGCL and the Articles of Incorporation is not exclusive of other rights to indemnification which any person may otherwise be entitled under any bylaw, agreement, shareholder or disinterested director vote, or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

Exhibit Number                      Description
--------------                      -----------

4               Frederick County Bancorp, Inc. 2001 Stock Option Plan (1)
5               Opinion of Kennedy, Baris & Lundy, L.L.P.
23(a)           Consent of Kennedy, Baris & Lundy, L.L.P., included in Exhibit 5
23(b)           Consent of McGladrey & Pullen, LLP

--------------------
(1) Incorporated by reference to exhibit of same number to Registration Statement on Form S-8 No. 333-111761.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frederick, State of Maryland, on April 26, 2004.

                                  FREDERICK COUNTY BANCORP, INC.


                                  By:  /s/ Martin S. Lapera
                                       ---------------------------------------
                                       Martin S. Lapera, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                 TITLE                                      DATE

 /s/ Emil D. Bennett                      Director                                     April 26, 2004
----------------------------------
Emil D. Bennett


 /s/ John N. Burdette                     Director                                     April 26, 2004
----------------------------------
John N. Burdette

                                          Director                                     April   , 2004
----------------------------------
J. Denham Crum


 /s/ George E. Dredden, Jr.               Director                                     April 26, 2004
----------------------------------
George E. Dredden, Jr.


                                          Director                                     April   , 2004
----------------------------------
William S. Fout


/s/ William J. Kissner                    Director                                     April 26, 2004
----------------------------------
William J. Kissner


 /s/ Martin S. Lapera                     President, Chief Executive Officer           April 26, 2004
----------------------------------        and Director (Principal Executive Officer)
Martin S. Lapera


 /s/ Kenneth G. McCombs                   Director                                     April 26, 2004
----------------------------------
Kenneth G. McCombs


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


 /s/ Farhad Memarsadeghi                  Director                                     April 26, 2004
----------------------------------
Farhad Memarsadeghi


 /s/ Raymond Raedy                        Director                                     April 26, 2004
----------------------------------
Raymond Raedy


 /s/ William R. Talley, Jr.               Executive Vice President, Chief              April 26, 2004
----------------------------------        Financial Officer (Principal Financial
William R. Talley, Jr.                    and Accounting Officer)


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